FIRST AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

INVESTMENT ADVISORY AGREEMENT

with

JENSEN INVESTMENT MANAGEMENT, INC.

THIS FIRST AMENDMENT dated as of August 19, 2026, to the Investment Advisory Agreement, dated as of March 1, 2025 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and JENSEN INVESTMENT MANAGEMENT, INC. (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to add the Jensen U.S. Quality Index ETF, as set forth on Amended Schedule A to the Agreement attached hereto; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the sole purpose of adding the Jensen U.S. Quality Index ETF, to be effective at the time the Jensen U.S. Quality Index ETF commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS    JENSEN INVESTMENT MANAGEMENT, INC.
on behalf its series listed on Amended Schedule A

By:     /s/Jennifer A. Lima        By:     /s/ Gabriel L. Goddard
Name:     Jennifer A. Lima    Name:    Gabriel L. Goddard
Title:     President    Title:    Managing Director

Amended Schedule A
to the

TRUST FOR PROFESSIONAL MANAGERS

INVESTMENT ADVISORY AGREEMENT

with

JENSEN INVESTMENT MANAGEMENT, INC.

Series of Trust for Professional Managers	Annual Fee Rate as a Percentage of Average Daily Net Assets
Jensen Quality Growth ETF	0.57%
Jensen U.S. Quality Index ETF	0.25%

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